Exhibit 10.1

First Amendment to the

Landstar System, Inc. Supplemental Executive Retirement Plan

(as Amended and Restated effective January 1, 2015)

Landstar System Holdings, Inc. (the “Employer”) hereby makes this Amendment effective as stated herein.

WHEREAS, the Employer has previously established the Landstar System, Inc. Supplemental Executive Retirement Plan (the “Plan”) primarily for the benefit of a select group of management or highly compensated employees; and

WHEREAS, pursuant to Section 6.03(A) of the Plan, the Employer is authorized to amend the Plan; and

NOW, THEREFORE, pursuant to Section 6.03(A) of the Plan, the following amendment is hereby made and shall be effective as stated herein.

1.	Effective as of the date this First Amendment is adopted, Item 1.17 of the Plan’s Adoption Agreement is hereby amended in its entirety and replaced with the following:

1.17	Disability. Disability means (choose one of (a) or (b)):

[ ]	(a) All impairments. All impairments constituting Disability.

[X]

(b) Limited. Only the following impairments constituting Disability: Disability means total disability as determined in accordance with the terms of the long-term disability plan of the Employer or any of its subsidiaries in which the Participant is eligible to participate, provided, that in the case of any award subject to Section 409A of the Code, Disability shall have the meaning set forth in Section 409A of the Code.

2.	Effective as of January 1, 2019, Item 2.04 of the Plan’s Adoption Agreement is hereby amended in its entirety and replaced with the following:

2.04 Matching Contributions. During each Taxable Year (or other computation period, if applicable, pursuant to Item 2.04(h)), the Employer will contribute a Matching Contribution equal to (choose (a) or (i) or choose one or more of (b) – (h)):

[ ]	(a) None. The Employer will not make Matching Contributions to the Plan.

[ ]	(b) Fixed match-flat. An amount equal to % of each Participant’s Elective Deferrals for each Taxable Year.

[X]	(c) Fixed match-tiered. An amount equal to the following percentages for each specified level of a Participant’s Elective Deferrals or Years of Service for each payroll period within the Taxable Year:

Elective Deferrals *	Matching Percentage
1% to 3% of base pay	100%

4% to 5% of base pay	50%

Reduced by matching contributions actually made to the Landstar System, Inc. 401(k) Savings Plan for such payroll period.

*

Elective Deferrals for this purpose include the sum of Elective Deferrals under this Plan and the Landstar System, Inc. 401(k) Savings Plan for such payroll period. There is no Matching Contribution on Elective Deferrals from bonus pay.

Note: Specify Elective Deferrals subject to match as a percentage of Compensation or a dollar amount.

Years of Service	Matching Percentage

[ ]

(d) No other caps. The Employer in applying the Matching Contribution formula under 2.04(b) or (c) above will not limit the Participant’s Elective Deferrals taken into account (except as indicated above) and otherwise will not limit the amount of the match.

[ ]

(e) Limit on Elective Deferrals matched. The Employer in making Matching Contributions will disregard a Participant’s Elective Deferrals exceeding                          (specify percentage or dollar amount of Compensation) for the Taxable Year.

[ ]	(f) Limit on matching amount. The Matching Contribution for any Participant for a Taxable Year may not exceed: ____________________________ (specify percentage or dollar amount of Compensation).

[ ]	(g) Discretionary. Such Matching Contributions as the Employer may elect, including zero.

[X]

(h) (Specify): At its sole discretion, the Employer may elect to supplement a Participant’s Matching Contributions with a “true-up” allocation so that a Participant’s total Matching Contribution for a Taxable Year or portion of a Taxable Year, as determined by the Employer, equals the allocation of Matching Contributions that the Participant would have received had the computation period used to determine the Matching Contribution in Item 2.04(c) been the Taxable Year or, if applicable, the portion of a Taxable Year.

[ ]	(i) Frozen Matching Contributions. The Employer will not make any Matching Contributions as of: .

3.	Effective as of January 1, 2019, Item 2.06 of the Plan’s Adoption Agreement is hereby amended in its entirety and replaced with the following:

2.06 Allocation Conditions. To receive an allocation of Employer Contributions, a Participant must satisfy the following conditions during the Taxable Year (choose (a) or choose one or both of (b) and (c)):

[    ] (a) No allocation conditions.

[    ] (b) Year of continuous service. The Participant must remain in continuous employment with the Employer (or render contract service to the Employer) for the entire Taxable Year.

[X] (c) (Specify): A Participant must make Elective Deferrals to this Plan during a payroll period in order to be eligible to receive an allocation of Matching Contributions for the payroll period. With regard to any “true-up” Matching Contribution made pursuant to Item 2.04(h), a Participant must make Elective Deferrals to this Plan during the applicable computation period in order to be eligible to receive an allocation of a “true-up” Matching Contribution for the computation period.

4.	Effective as of the date this First Amendment is adopted, Item 4.01 of the Plan’s Adoption Agreement is hereby amended in its entirety and replaced with the following:

4.01 Payment Events/Elections. The Plan payment events are (choose one or more of (a) through (i) as applicable):

Note: The Employer must elect the Plan permitted payment events. The Employer may elect all of the 409A permitted events or limit the payment events, but the Employer must elect at least one payment event. If the Plan is a separation pay plan, the Employer must elect 4.01(a) and the Employer also may elect 4.01(b). If the Plan permits initial payment elections, change payment elections, or both, as to any or all of the Plan permitted payment events, the Employer should elect 4.01(d)(iv), (e)(ii) and (i) as applicable. The Employer also should elect under 4.02(A) and 4.02(B) as to who has election rights and to specify any limitations on such rights. If the Plan will not offer any initial or change payment elections, the Employer should not elect 4.01(d)(iv), (e)(ii) or (i). If the Plan will not offer any initial payment elections the Employer also should elect 4.02(A)(a). If the Plan will not offer change payment elections, the Employer also should elect 4.02(B)(a).

[X] (a) Separation from Service. Applies on and after the effective date of this restated Plan.

[X] (b) Death.

[X] (c) Disability.

[X] (d) Specified Time. The Plan permits payment to a Participant at a Specified Time (choose one of (i)—(iv)): (Applies on and after the effective date of this restated Plan)

[    ] (i) Forfeiture Lapse. At the time that the Deferred Compensation no longer is subject to a Substantial Risk of Forfeiture.

[    ] (ii) Stated Age. Upon attainment of age:                      (specify age).

[X] (iii) (Specify): On: At the Participant’s election, one of the following: (1) a specified date; (2) one year after Separation from Service; or (3) the later of Separation from Service or a specified date. (e.g., January 1, 2015).

[X] (iv) Election. In accordance with a Participant or Employer election under 4.02(A) or (B).

Note: The Employer must approve any Participant payment election. See Section 4.06. Payment at a Specified Time will be a lump-sum payment.

[    ] (e) Fixed Schedule. The Plan Permits payment to a Participant in accordance with the following Fixed Schedule (choose one of (i) or (ii)):

[    ] (i) Schedule:                                                                                                                                                                     .

[    ] (ii) Election. In accordance with a Participant or Employer election under 4.02(A) or (B).

Note: The Employer must approve any Participant payment election. See Section 4.06. Payment pursuant to a Fixed Schedule will be installments or an annuity commencing at a specific time.

[ ]	(f) Change in Control. The Plan permits payment to a Participant based on a Change in Control.

[ ]	(g) Unforeseeable Emergency. The Plan permits payment to a Participant who has an Unforeseeable Emergency.

[X]

(h) (Specify): Participant elections made for a Taxable Year beginning before the date this First Amendment is adopted will continue to apply to amounts contributed (and earnings on such contributions) for such Taxable Year. (e.g., based on Unforeseeable Emergency, but only as the Elective Deferral Accounts).

Note: The Employer in (h) may modify any of (a)-(g) but only if such modifications are consistent with Code §409A.

[X]	(i) Election. As to 4.01 (a), (b), (c), (f), (g) and/or (h), in accordance with a Participant or Employer election under 4.02(A) or (B).

Note: The Employer must approve any Participant payment election. See Section 4.06.

5.	Effective as of the date this First Amendment is adopted, Item 4.02(b) of the Plan’s Adoption Agreement is hereby amended in its entirety and replaced with the following:

(b)	Form. The Plan will make payment in the form of (choose one or more of (i) – (v)):

[X]	(i) Lump-sum. A single payment.

[X]	(ii) Installments. In installments as follows: Substantially equal annual installments over a period not to exceed 10 years; subject to a $25,000 post-2004 minimum account balance.

[ ]	(iii) Annuity. An immediate annuity contract.

[X]	(iv) (Specify): Payments made as a result of a Participant’s Death or Disability shall only be permitted in the form of a single lump-sum payment.

[X]	(v) Election. In accordance with a Participant or Employer election under Sections 4.02(A) or (B).

IN WITNESS WHEREOF, the Employer has caused this instrument to be executed as of the date specified below.

LANDSTAR SYSTEM HOLDINGS, INC.

Dated:	By:
Its:

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